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Exhibit 5.4

SRK Denver Suite 3000 7175 West Jefferson Avenue Lakewood, CO 80235 T: 303.985.1333 F: 303.985.9947 denver@srk.com www.srk.com

CONSENT OF SRK CONSULTING (U.S.), INC.

        In connection with Franco-Nevada Corporation's registration statement on Form F-10, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein, to be filed with the United States Securities and Exchange Commission (the "Registration Statement"), the undersigned hereby consents to references to its name and to its involvement in the preparation of the technical report entitled "Franco-Nevada Corporation NI 43-101 Technical Report Goldstrike Properties Royalty, Elko, Nevada" dated March 24, 2011 (the "Technical Report") in the Registration Statement, and to the inclusion and incorporation by reference of information derived from the Technical Report in the Registration Statement.

SRK CONSULTING (U.S.), INC.
/s/ NEAL RIGBY Name: Neal Rigby, C. Eng, MIMMM, PhD Title: Corporate Consultant, Mining

Date: September 15, 2011

U.S. Offices:		Mexico Office:	Canadian Offices:		Group Offices:
Anchorage	907.677.3520	Guadalupe, Zacatecas	Saskatoon	306.955.4778	Africa
Denver	303.985.1333	52.492.927.8982	Sudbury	705.682.3270	Asia
Elko	775.753.4151		Toronto	416.601.1445	Australia
Fort Collins	970.407.8302		Vancouver	604.681.4196	Europe
Reno	775.828.6800		Yellowknife	867.873.8670	North America
Tucson	520.544.3688				South America

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  Exhibit 5.4
CONSENT OF SRK CONSULTING (U.S.), INC.